Exhibit 99.1

Consent of Stephens Inc.

We hereby consent to the inclusion of our opinion letter dated January 21, 2020 to the board of directors of Pedestal Bancshares, Inc. (“Pedestal”), attached as Annex B to the joint proxy statement/prospectus which forms a part of this registration statement on Form S-4 of Business First Bancshares, Inc., and to the references to our firm and such opinion in such joint proxy statement/prospectus and registration statement.

In giving such consent, we do not admit, and we disclaim, that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we admit that we are experts with respect to any part of such joint proxy statement/prospectus and registration statement within the meaning of the terms “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Stephens Inc.

February 28, 2020